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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-66096

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	06-1047163 (I.R.S. Employer Identification Number)
ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139, (617) 252-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PETER WIRTH
Executive Vice President and Chief Legal Officer
Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139
(617) 252-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

        Genzyme Corporation previously issued $575,000,000 principal amount of 3% convertible subordinated debentures due May 15, 2021 (the "Debentures") and registered for resale both the Debentures and 8,179,231 shares of Genzyme General Division Common Stock (the "Shares") that are issuable upon conversion of the Debentures if certain conditions are satisfied.

        As of the date of this Post-Effective Amendment, $550,334,000 in principal amount of the Debentures have been resold pursuant to the Registration Statement and none of the Debentures have been converted into Shares. The Debentures and Shares are now eligible for sale pursuant to Rule 144 under the Securities Act of 1933. This Post-Effective Amendment is filed to deregister $24,666,000 in principal amount of the Debentures and 8,179,231 of the Shares that were not sold pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 31, 2003.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

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SIGNATURES